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                                                                    EXHIBIT 5.01


                                December 7, 2001


Handspring, Inc.
2831 Mission College Boulevard
Santa Clara, CA  95054

Ladies and Gentlemen:

        We have examined the Registration Statement on Form S-3 (File No. 333-73616) (the "REGISTRATION STATEMENT") filed by Handspring, Inc., a Delaware corporation (the "COMPANY"), on November 19, 2001 and Amendment No. 1 thereto to be filed by the Company on December 7, 2001, with the Securities and Exchange Commission (the "COMMISSION") in connection with the registration under the Securities Act of 1933, as amended (the "SECURITIES ACT") and the proposed issuance and sale, from time to time by the Company of its (a) secured or unsecured debt securities in one or more series (the "DEBT SECURITIES"), (b) shares of Preferred Stock, par value $0.001 per share, in one or more series (the "PREFERRED STOCK"), (c) shares of Common Stock, par value $0.001 per share (the "COMMON STOCK"), and (d) warrants to purchase Debt Securities, shares of Preferred Stock or shares of Common Stock (the "WARRANTS" and, together with the Debt Securities, the Preferred Stock and the Common Stock, the "SECURITIES"), having a maximum aggregate public offering price of up to $75,000,000 (or the equivalent in one or more foreign currencies). The Securities may be sold from time to time as set forth in the Registration Statement, the prospectus contained therein (the "PROSPECTUS") and the supplements to the Prospectus (the "PROSPECTUS SUPPLEMENTS"). We have assumed that if any Debt Securities are issued, they will only be issued pursuant to an indenture between the Company and State Street Bank and Trust Company of California, N.A. (the "TRUSTEE") in the form filed with the Registration Statement as an exhibit.

        In rendering this opinion, we have examined the following:

        (1) the Second Amended and Restated Certificate of Incorporation of the Company, as filed with the Delaware Secretary of State on June 26, 2000;

        (2)    the Restated Bylaws of the Company, as adopted on May 16, 2000;

        (3) the Registration Statement, together with the exhibits filed as a part thereof;

        (4)    the Prospectus;

        (5) the resolutions of the Company's Board of Directors (the "BOARD") adopted at a meeting on November 14, 2001, approving the filing of the Registration Statement and the issuance of up to $60,000,000 of the Securities, and the action by unanimous written consent of the Board dated December 6, 2001, approving the issuance of up to an additional $15,000,000 of the Securities and establishing a pricing committee of the Board to approve each sale of Securities and the terms of any such sale;

        (6) the forms of Underwriting Agreements for equity and debt securities;

        (7) the forms of Senior Indenture, Senior Debt Security, Subordinated Indenture and Subordinated Debt Security that were filed with the Registration Statement;

        (8) the forms of certificates of Common Stock and Preferred Stock, and the standard debt securities and stock warrant provisions;

        (9) a statement from the Company as of the date hereof as to the number of (i) outstanding shares of capital stock, (ii) issued and outstanding options, warrants and rights to purchase capital stock, and (iii) any additional shares of capital stock reserved for future issuance in connection with the Company's stock option and stock purchase plans and all other plans, agreements or rights;

        (10) a statement from the Company's transfer agent as to the number of issued and outstanding shares of Common Stock as of the date of this opinion; and

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        (11)   a Management Certificate addressed to us and dated of even date herewith executed by the Company containing factual and other representations.

        In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any documents reviewed by us, and the due authorization, execution and delivery of all documents where authorization, due execution and delivery are prerequisites to the effectiveness thereof. We have also assumed that certificates or instruments representing the Securities will have been properly signed by authorized officers of the Company or their agents.

        As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information included in the documents referred to above and the representations and warranties made by representatives of the Company to us, including but not limited to those set forth in the Management Certificate. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however, we are not aware of any facts that would cause us to believe that the opinions expressed herein are not accurate.

        We are admitted to practice law in the state of California and this opinion is rendered only with respect to, and no opinion is expressed herein concerning the application or effect of the laws of any jurisdiction other than,
(i) the existing laws of the United States of America, (ii) the existing laws of the state of California, (iii) the Delaware General Corporation Law, the Delaware Constitution and reported judicial decisions interpreting these laws, and (iv) solely with respect to whether or not the Debt Securities are the valid and binding obligations of the Company, the existing laws of the state of New York.

        In connection with our opinion expressed below, we have assumed that, at or prior to the time of the delivery of the Securities, the Registration Statement will have been declared effective under the Securities Act of 1933, as amended, that the registration will apply to the Securities and will not have been modified or rescinded and that there will not have occurred any change in law affecting the validity or enforceability of the Securities. We have also assumed that the terms of any Security to be established subsequent to the date hereof, the issuance and delivery of such Security and the compliance by the Company with the terms of such Security will not violate any applicable law (including, without limitation, any law relating to usury) or result in a violation of any provision of any instrument or agreement then binding upon the Company or any restriction imposed by any court or governmental body having jurisdiction over the Company.

        The Company has informed us that the Company intends to issue the Securities from time to time on a delayed or continuous basis. This opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof. We are basing this opinion on our understanding that, prior to issuing any of the Securities, the Company will advise us in writing of the terms thereof and other information material thereto, will afford us an opportunity to review the operative documents pursuant to which such Securities are to be issued (including the Registration Statement, the Prospectus and the applicable supplement to the Prospectus, as then in effect) and will file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate with respect to such Securities. However, we undertake no responsibility to monitor the Company's future compliance with applicable laws, rules or regulations of the Commission or other governmental body. In particular, we assume that the Company will obtain the requisite approval of its stockholders if required by the laws of the states of California, Delaware or New York, or if necessary because the Company does not have a sufficient number of authorized but unissued and unreserved shares of Common Stock and/or Preferred Stock at the time of each issuance of Securities. We also assume the Company will timely file any and all supplements to the Registration Statement and Prospectus as are necessary to comply with applicable laws in effect from time to time.

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        This opinion is qualified by, and is subject to, and we render no opinion with respect to, the following limitations and exceptions to the enforceability of the Debt Securities and the Warrants to purchase Debt
Securities:

        (a) the effect of the laws of bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance, and other similar laws now or hereinafter in effect relating to or affecting the rights and remedies of creditors;

        (b) the effect of general principles of equity and similar principles, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, public policy and unconscionability, and the possible unavailability of specific performance, injunctive relief, or other equitable remedies, regardless of whether considered in a proceeding in equity or at law; and

        (c) the effect of California, New York and federal laws relating to usury or permissible rates of interest for loans, forebearances or the use of money.

        Based upon the foregoing, we are of the opinion that:

        1. When (i) the issuance of the Debt Securities has been duly authorized by appropriate corporate action of the Company and, if required, its stockholders, including reservation for future issuance of a sufficient number of authorized shares of Preferred Stock or Common Stock into which such Debt Securities may be convertible, (ii) an indenture relating to such Debt Securities in the form filed with or incorporated by reference into the Registration Statement as an exhibit has been duly authorized and validly executed and delivered by each of the Company and the Trustee, (iii) the form and terms of the Debt Securities have been duly established in accordance with the indenture pursuant to resolutions duly adopted by the Board and as set forth in an officer's certificate or supplemental indenture duly authorized by the Board and duly executed by an authorized officer of the Company, and (iv) instruments representing such Debt Securities have been duly executed and authenticated in accordance with the terms of the appropriate indenture and issued, sold and delivered (A) in the manner and for the consideration stated in the Registration Statement, the Prospectus and any Prospectus Supplement relating thereto (as amended as of the date of such issuance, sale and delivery) and any applicable definitive purchase, underwriting or similar agreement, and
(B) if upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board and provided for in the terms of such, then the Debt Securities will be validly issued and will constitute valid and binding obligations of the Company.

        2. When appropriate corporate action has been taken by the Company and its stockholders (if required), including (i) the approval of the terms of any particular series of the Preferred Stock and (ii) the authorization of the execution and filing of a certificate of designation conforming to the Delaware General Corporation Law regarding such series of the Preferred Stock (the "CERTIFICATE OF DESIGNATION") with the Delaware Secretary of State, the Preferred Stock (including any Preferred Stock that may be issuable pursuant to the conversion of any of the Debt Securities or Warrants) will be duly and validly authorized; and when (A) the filing of the Certificate of Designation with the Delaware Secretary of State has duly occurred and has been approved,
(B) shares of such series of the Preferred Stock have been issued, and (C) certificates representing the shares of Preferred Stock have been duly executed by the Company, countersigned, registered, sold and delivered (x) in the manner and for the consideration stated in the Registration Statement, the Prospectus and any Prospectus Supplement relating thereto (as amended as of the date of such issuance, sale and delivery) and the applicable definitive purchase, underwriting or similar agreement, (y) if upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board and provided for in the terms of such Security (which consideration is not less than the par value of the Preferred Stock), and (z) in accordance with the terms of the particular series as established by the Board or a duly authorized committee of the Board, then the shares of Preferred Stock will be validly issued, fully paid and non-assessable.

        3. When (i) the issuance of the shares of Common Stock has been duly authorized by appropriate corporate action of the Company and its stockholders (if required), the Common Stock (including any Common Stock that may be issuable pursuant to the conversion of Debt Securities or Preferred Stock or the exercise of Warrants) will be duly and validly authorized; and when such shares of Common Stock have been issued and the certificates representing shares of Common Stock have been duly executed by the Company, countersigned, registered, sold and delivered (A) in the manner and for the consideration stated in the Registration Statement, the Prospectus and any Prospectus Supplement relating thereto (as amended as of the date of such issuance, sale and

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delivery) and the applicable definitive purchase, underwriting or similar agreement, and (B) if upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board and provided for in the terms of such Security (which consideration is not less than the par value of the Common Stock), then the shares of Common Stock will be validly issued, fully paid and non-assessable.

        4. When (i) the issuance of Warrants have been duly authorized by appropriate corporate action of the Company and its stockholders (if required), including reservation for future issuance of a sufficient number of authorized shares of Preferred Stock or Common Stock into which such Warrants may be exercisable, if and as applicable, (ii) a debt warrant agreement or stock warrant agreement, as the case may be, relating to such Warrants in the form filed as an exhibit to the Registration Statement or incorporated by reference into the Registration Statement has been duly authorized and validly executed and delivered by the Company and, if applicable, the warrant agent appointed by the Company, and (iii) such Warrants have been duly executed and authenticated in accordance with the terms of the appropriate agreement and issued, sold and delivered in the manner and for the consideration stated in the Registration Statement, the Prospectus and any Prospectus Supplement relating thereto (as amended as of the date of such issuance, sale and delivery) and any applicable definitive purchase, underwriting or similar agreement, then the Warrants will be validly issued, and solely with respect to Warrants to purchase Debt Securities, will be valid and binding obligations of the Company.

        We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and, provided that the conditions set forth in this letter are satisfied, any amendments or supplements thereto. In giving this consent we do not thereby admit that we come within the category of persons whose consent is required by the Securities Act or by the rules and regulations promulgated thereunder.

        This opinion is intended solely for use in connection with the issuance and sale of Securities subject to the Registration Statement and is not to be relied upon for any other purpose. This opinion speaks as of the date first above written, and we assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify the opinions expressed herein.


                                            Very truly yours,

                                            /s/ Fenwick & West LLP

                                            FENWICK & WEST LLP